Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: May 15, 2025

Jun Peng
/s/ Jung Peng

Alicia Peng Irrevocable Trust
By:	/s/ Juan Xu
	Name:	Juan Xu
	Title:	Trustee of Alicia Peng Irrevocable Trust

Selena Peng Irrevocable Trust
By:	/s/ Juan Xu
	Name:	Juan Xu
	Title:	Trustee of Selena Peng Irrevocable Trust